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INDEPENDENCE HOLDING COMPANY
(Name of Registrant as Specified in Its Charter)

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On June 9, 2004, Independence Holding Company issued the following press release:

INDEPENDENCE HOLDING COMPANY                                                                                                                                CONTACT: TERESA A. HERBERT

96 CUMMINGS POINT ROAD                                                                                                                                                                                      (203) 358-8000

STAMFORD, CONNECTICUT 06902                                                                                                                                               www.Independenceholding.com

NASDAQ - INHO

NEWS RELEASE

INDEPENDENCE HOLDING COMPANY ANNOUNCES

SPECIAL 80% STOCK DIVIDEND AND AN 80% INCREASE IN ANNUAL CASH DIVIDEND

Stamford, Connecticut, June 9, 2004. Independence Holding Company ("IHC") (NASDAQ: INHO) today reported a special 80% stock dividend (e.g. a holder of 100 shares will receive 80 dividend shares for a total of 180 shares) and a $.045 per share cash dividend payable to shareholders of record on June 18, 2004 with a distribution date of July 2, 2004. Fractional shares will be paid in cash in lieu of stock.

Roy T.K. Thung, Chief Executive Officer, commented, "This special 80% stock dividend is part of our continuing program to enhance liquidity for our shareholders, which we began with a special 10% stock dividend paid in August 2000. In addition, we are pleased to announce an 80% increase in our cash dividend. We expect that IHC's cash dividends will now be paid semi-annually in January and July, rather than once annually, and at the per annum rate of $.05 per share which is the equivalent of $.09 per share before giving effect to the 80% stock dividend. This enhanced dividend will commence with the cash dividend payable on July 2, 2004."

IHC is a holding company principally engaged in the life and health insurance business and the acquisition of blocks of policies through Standard Security Life Insurance Company of New York and Madison National Life Insurance Company, Inc. Standard Security Life sells employer medical stop-loss, long-term and short-term disability, and group life and managed health care products. Madison National Life sells group life and disability, employer medical stop-loss, credit life and disability and individual life insurance.

Some of the statements included herein may be considered to be forward looking statements which are subject to certain risks and uncertainties. Factors which could cause the actual results to differ materially from those suggested by such statements are described from time to time in IHC's filings with the Securities and Exchange Commission.